SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 9, 2003

Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)

(714) 545-0100
(Registrant's telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press release dated December 9, 2003.
99.2	Information contained in the registrant's definitive Offering Memorandum dated December 9, 2003 under the caption "Risk Factors - Likelihood of imminent introduction of generic products puts ribavirin royalties at risk and may impact our ability to finance research and development activities."

Item 9.  Regulation FD Disclosure.

On December 9, 2003, Valeant Pharmaceuticals International issued a press release announcing the pricing of its offering of $300 million in principal amount of Senior Notes due 2011. The sale of the notes is expected to close on December 12, 2003. The December 9, 2003 press release is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

The discussion in the Company's definitive Offering Memorandum under the caption "Risk Factors - Likelihood of imminent introduction of generic products puts ribavirin royalties at risk and may impact our ability to finance research and development activities" includes information that is additional to that in the preliminary Offering Memorandum. The discussion under that caption is attached as Exhibit 99.2 to this report and is incorporated by this reference.

The information in this Current Report on Form 8-K, including the exhibits thereto, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2003	VALEANT PHARMACEUTICALS INTERNATIONAL

By: /s/ Bary G. Bailey Bary G. Bailey, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated December 9, 2003.
99.2	Information contained in the registrant's definitive Offering Memorandum dated December 9, 2003 under the caption "Risk Factors - Likelihood of imminent introduction of generic products puts ribavirin royalties at risk and may impact our ability to finance research and development activities."